UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2011
THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania	17402

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 717-757-7660
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Second Amended and Restated Loan and Security Agreement
On March 21, 2011, The Bon-Ton Department Stores, Inc.; The Elder-Beerman Stores Corp.; Carson Pirie Scott II, Inc.; Bon-Ton Distribution, Inc.; and McRIL, LLC, as borrowers (the “Borrowers”), and The Bon-Ton Stores, Inc. (the “Company”) and certain other subsidiaries as obligors (together with the Borrowers and the Company, the “Obligors”) entered into a Second Amended and Restated Loan and Security Agreement with Bank of America, N.A., as Agent, and certain financial institutions as lenders that amends and restates the Amended and Restated Loan and Security Agreement entered into on December 4, 2009 (the “2009 Revolving Credit Facility”), which was an amendment and restatement of the Loan and Security Agreement entered into on March 6, 2006, and provides for a revolving credit facility of $625.0 million expiring March 21, 2016 (the “Second Amended Revolving Credit Facility”). All borrowings under the Second Amended Revolving Credit Facility are limited by amounts available pursuant to a borrowing base calculation, which is based on percentages of eligible inventory, real estate and credit card receivables, in each case subject to reductions for applicable reserves.
The terms of the Second Amended Revolving Credit Facility are substantially based on the terms of the 2009 Revolving Credit Facility. The Borrowers are jointly and severally liable for all of the obligations incurred under the Second Amended Revolving Credit Facility and the other loan documents, which obligations are guaranteed on a joint and several basis by the Company, the other Obligors and all future domestic subsidiaries of the Obligors (subject to certain exceptions). The proceeds of the Second Amended Revolving Credit were used to pay all of the obligations under the 2009 Revolving Credit Facility and will be used for other general corporate purposes.
Commitments for loans under the Second Amended Revolving Credit Facility are in two tranches: Tranche A revolving commitments of $575.0 million (which includes a $150.0 million sub-line for letters of credit and $75.0 million for swing line loans) and Tranche A-1 revolving commitments of $50.0 million. The Second Amended Revolving Credit Facility provides that the Borrowers may make requests to increase the Tranche A revolving commitments up to $800.0 million in the aggregate upon the satisfaction of certain conditions, provided that the lenders are under no obligation to provide any such increases.
Borrowings under the Second Amended Revolving Credit Facility will be at either (A) Adjusted LIBOR (based on the British Bankers Association per annum LIBOR Rate for an interest period selected by the Borrowers) plus an applicable margin or (B) a base rate (based on the highest of (i) the Federal Funds Rate plus 0.5%, (ii) the Bank of America prime rate, and (iii) Adjusted LIBOR based on an interest period of one month plus 1.0%) plus the applicable margin. The applicable margin is as follows:

	Availability	LIBOR Tranche A	LIBOR Tranche A-1	Base Rate Tranche A	Base Rate Tranche
Level	Percentage	Revolver Loans	Revolver Loans	Revolver Loans	A-1 Revolver Loans
I	Greater than 60%	2.00%	3.50%	1.00%	2.50%
II	Less than or equal to 60% and greater than 30%	2.25%	3.75%	1.25%	2.75%
III	Less than or equal to 30%	2.50%	4.00%	1.50%	3.00%

The Borrowers will pay an unused line fee to the lenders for unused commitments as follows:

Level	Facility Usage Percentage	Unused Fee
I	Less than 50%	0.50%
II	Greater than or equal to 50%	0.375%
The Second Amended Revolving Credit Facility is secured by a first priority security position on substantially all of the current and future assets of the Borrowers and the other Obligors, including, but not limited to, inventory, general intangibles, trademarks, equipment, certain real estate and proceeds from any of the foregoing, subject to certain exceptions and permitted liens.
The financial covenant contained in the Second Amended Revolving Credit Facility requires that the minimum excess availability be an amount greater than or equal to the greater of (i) 10% of the lesser of: (x) the aggregate Commitments at such time and (y) the Aggregate Borrowing Base at such time and (ii) $50,000,000. The affirmative covenants include requirements that the Obligors and their subsidiaries provide the lenders with certain financial statements, forecasts and other reports, borrowing base certificates and notices; comply with various federal, state and local rules and regulations, their organizational documents and their material contracts; maintain their properties; and take certain actions with respect to any future subsidiaries. In addition, there are certain limitations on the Obligors and their subsidiaries, including limitations on:
*	any debt the Obligors may have in addition to the existing debt, and the terms of that debt;

*	acquisitions, joint ventures and investments;

*	mergers and consolidations;

*	dispositions of property;

*	dividends by the Obligors or their subsidiaries;

*	transactions with affiliates;

*	changes in the business or corporate structure of the Obligors or their subsidiaries;

*	prepaying, redeeming or repurchasing certain debt;

*	changes in accounting policies or reporting practices; and

*	speculative transactions.

The Second Amended Revolving Credit Facility may be terminated upon the occurrence of certain events of default (subject to applicable grace periods for certain defaults) including:
*	failure to pay principal, interest or fees when due;

*	material breach of the representations and warranties or failure to perform the covenants in the Second Amended Revolving Credit Facility;

*	default under certain other debt;

*	entry of certain monetary judgments against an Obligor that are not discharged in stated periods of time;

*	a change of control;

*	customary ERISA defaults;

*	an asserted invalidity of the loan documentation or an impairment of the collateral under the Second Amended Revolving Credit Facility; and

*	an Obligor’s inability to pay its debts or bankruptcy of an Obligor.
The foregoing description of the Second Amended Revolving Credit Facility is qualified in its entirety by reference to the Second Amended and Restated Loan and Security Agreement, a copy of which is included as Exhibit 10.1 hereto and incorporated herein by reference.
Item 8.01. Other Events
On March 21, 2011, the Company issued a press release announcing it had entered into an amended and restated $625.0 million revolving credit agreement. The press release is attached as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Second Amended and Restated Loan and Security Agreement dated March 21, 2011
99.1	Press Release dated March 21, 2011

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.
By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial Officer and Principal Accounting Officer
Dated: March 23, 2011